Exhibit 10(qq)
TO: [PARTICIPANT NAME]
PARKER-HANNIFIN CORPORATION
NON-EMPLOYEE DIRECTORS’
RESTRICTED STOCK UNIT AWARD AGREEMENT ([_____])
The Human Resources and Compensation Committee of the Board of Directors (the “Committee”) of Parker-Hannifin Corporation (the “Company”) has awarded you the following number of Restricted Stock Units (“RSUs”) under the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan (the “Plan”) and subject to the Parker-Hannifin Corporation Non-Employee Directors’ Restricted Stock Unit Terms and Conditions (RSU-[____]) (the “Terms and Conditions”):
Grant Date: [Grant Date]
Number of RSUs: [Number Granted]

Vesting Date. Except as otherwise provided in the Terms and Conditions, the RSUs will vest on the later of (a) one year from the Grant Date; or (b) the date of the next Annual Shareholders’ Meeting of the Company that occurs after the Grant Date (such later date, the “Vesting Date”).
Payment Dates. The Restricted Stock Units will be paid to you in Common Shares within 30 days following the Vesting Date identified above, except as otherwise provided herein and in the Terms and Conditions.
Your Action Items. Accept your Award by clicking on the “Accept” button below. In relation to the Award described herein, attached below for your review and incorporated into this Award Agreement are the Terms and Conditions.
Inform the Company of any change in address or contact information, as necessary.
Also available through your UBS One Source account are the following documents pertinent to your award:
2023 Omnibus Stock Incentive Plan
2023 Omnibus Stock Incentive Plan Prospectus
Annual Report and Proxy Statement